EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Amendment No. 3 to Form S-3 of our report dated March 16, 2020, relating to the financial statements of Pulse Biosciences, Inc. appearing in the Annual Report on Form 10-K of Pulse Biosciences, Inc. for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ Deloitte and Touche LLP
San Jose, California
May 1, 2020